Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made as of February 15, 2015 but effective June 30, 2012 (the “Effective Date”), by and between JNS Family Trust, an Australian trust company (the “Licensor”), and Sanyi Group Pty Ltd, a corporation organized under the laws of the Australia (“Corporation”), each  party is collectively known as the parties.

RECITALS

WHEREAS, Licensor is the owner of the trade names “Green Palm” and “Sensease” has filed an application to register the mark in Australia for business purpose.

WHEREAS, the Corporation desires to enter into an agreement with Licensor use the Licensed Marks in connection with the operation of its business, and Licensor permits Corporation to use the Licensed Marks, subject to the terms and conditions of this Agreement.

1. License Grant

Licensor hereby grants to Corporation, and Corporation hereby accepts from Licensor, a perpetual, non-exclusive, royalty-free right and license to use the Licensed Mark solely at its facilities located at Chirnside Park Shopping Mall and Point Cook Shopping Mall and such other facilities that may be opened by the Corporation.

2. Licensor’s Use

Nothing in this Agreement shall preclude Licensor itself to use the Licensed Marks, whether or not such entity directly or indirectly competes or conflicts with Corporation’s business in any manner.

3. Ownership

Corporation acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Marks, and all such right, title and interest shall remain with the Licensor. Corporation shall not contest, dispute, challenge, oppose or seek to cancel Licensor’s right, title, and interest in and to the Licensed Marks.

4. Goodwill

Corporation acknowledges that Corporation shall not acquire any right, title, or interest in the Licensed Marks by virtue of this Agreement other than the license granted hereunder. Corporation shall not by any act or omission use the Licensed Marks in any manner that disparages or reflects adversely on Licensor or its business or reputation. Corporation shall not take any action that would interfere with or prejudice Licensor’s ownership or registration of the Licensed Marks

5.  Compliance with Laws

Corporation agrees that the business operated by it in connection with the Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body.

6. Intentionally left blank.

7. Assignment.

Corporation will not sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party or any part of its rights or duties under this Agreement, in whole or in part, without the prior written consent from Licensor

8. Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Licensor:

If to Corporation:

JNS Family Trust

Sanyi Group Pty Ltd

2/47 Mt Pleasant Rd, Nunawading

Unit 6, 40 Montclair Ave

Victoria 3131, Australia

Glen Waverly 3150, Australia

Tel. No.: +6013

Tel. No.: +6013

Attn: Trustee/Officer

Attn: President

9. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the <<Australia. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

10. Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

Licensor:

CORPORATION:

JNS Family Trust

Sanyi Group Pty Ltd

By:

By:

Name: Xin Jin

Name: Thomas Tang

Title: Trustee/Officer

Title: President